                                                                      EXHIBIT 21

                               RUDDICK CORPORATION

                              AFFILIATED COMPANIES
                             AS OF DECEMBER 8, 2003

Listed below are the domestic subsidiaries of Ruddick Corporation, (the "Registrant") all of which are wholly owned and are owned directly by the Registrant, unless otherwise indicated.

      Subsidiary                                      State of Incorporation
      ----------                                      ----------------------
      American & Efird, Inc.(4)                       North Carolina
      American & Efird Services, Inc.(1)              North Carolina
      A&E Export, Inc.(1)                             U.S. Virgin Islands
      American & Efird Enterprises, Inc. (1)          North Carolina
      Harris Teeter, Inc.(4)                          North Carolina
      Harris Teeter Properties, LLC (2)               North Carolina
      Harris-Teeter Services, Inc.(2)                 North Carolina
      Harris Teeter Resources, Inc. (2)               North Carolina
      Ruddick of Delaware, Inc.                       Delaware
      Ruddick Investment Company                      North Carolina
      Ruddick Operating Company                       Delaware
      Ruddco Management, Inc. (3)                     North Carolina

----------
      (1) Owned by American & Efird, Inc.

      (2) Owned by Harris Teeter, Inc.

      (3) Owned by Ruddick Investment Company

      (4) Owned by Ruddick Operating Company


In the normal course of business, Ruddick Investment Company and Harris Teeter Properties LLC from time to time makes investments in corporations and partnerships that may result in ownership of capital stock or other interests as an investment.


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Listed below are the foreign subsidiaries of the Registrant, all of which are wholly owned, directly or indirectly, by American & Efird, Inc., unless otherwise indicated. Pursuant to the rules of the Securities and Exchange Commission, certain entities that are not deemed to be significant subsidiaries, individually or in the aggregate, have been excluded from the list below.

Subsidiary                                                            Jurisdiction of Incorporation
----------                                                            -----------------------------
American & Efird (H.K.) Limited (1)                                   Hong Kong
Dongguan Dongmei Thread Mfg. Co. Ltd.                                 China
American & Efird (G.B.) Limited (1)                                   England
American & Efird Canada, Inc.                                         Canada
American & Efird International B.V.                                   Netherlands
American & Efird Italia S.p.A.                                        Italy
Hilos A&E de Costa Rica, S.A.                                         Costa Rica
Distribuidora A&E de Costa Rica, S.A.                                 Costa Rica
Exportadora A&E de Costa Rica, S.A.                                   Costa Rica
Hilos A&E de Guatemala, S.A.                                          Guatemala
Exportadora A&E de Guatemala, S.A.                                    Guatemala
Comercializadora A&E de Guatemala, S.A.                               Guatemala
Hilos A&E de El Salvador, S.A. de C.V. (1)                            El Salvador
Hilos American & Efird de Honduras, S.A. de C.V. (1)                  Honduras
American & Efird de Mexico, S.A. de C.V (1)                           Mexico
Hilos American & Efird de Mexico, S.A. de C.V. (1)                    Mexico
Servicios American & Efird de Mexico, S.A. de C.V. (1)                Mexico
American & Efird Mills (S) Pte. Ltd.                                  Singapore
American & Efird (Malaysia) SDN BND                                   Malaysia
Hilos American & Efird de Nicaragua, S.A.(1)                          Nicaragua
American & Efird (Polska) Sp. z o.o. (1)                              Poland
Hengmei Spinning Company, Ltd. - Joint venture, 60% owned             China
Hilos A&E Dominicana, Ltd. - Joint venture, 51% owned                 Cayman Islands
American & Efird (Haiti), S.A.  - Joint venture, 51% owned (1)        Haiti
American & Efird Lanka (Private) Limited
      - Joint venture, 33 1/3% owned                                  Sri Lanka
American & Efird (Bangladesh) Ltd. - Joint Venture, 33 1/3% owned     Bangladesh
American & Efird (South Africa) (Proprietary) Ltd.
       -  Joint Venture, 49% owned                                    South Africa
Bieze Stork B.V. - Joint Venture, 65% owned                           Netherlands
Linofil Lda. - Joint Venture, 65.7% owned                             Portugal
Huamei Thread Company Limited - Joint Venture, 50.0% owned            China

(1) Single shares (or shares representing 1% or less of such entities) are owned by persons designated by American & Efird, Inc. in order to comply with local law.